PROMISSORY NOTE


$300,000.00                                                     February 1, 2006
                                                      Rancho Cordova, California


         For value received, Paxton Energy, Inc., a Nevada corporation (the "Maker"), promises to pay to Robert Freiheit, an individual residing at 7112 Robin Hood Way, Granite Bay, California 95746 (the "Holder"), the principal sum of Three Hundred Thousand Dollars ($300,000.00). This Note shall accrue interest at the rate of nine percent (9%) per annum and is subject to the following terms and conditions.

         1. Maturity. This Note will automatically mature and be due and payable on June 1, 2006, (the "Maturity Date"). Notwithstanding the foregoing, the entire unpaid principal sum of this Note shall become immediately due and payable upon the insolvency of the Maker, the commission of any act of bankruptcy by the Maker, the execution by the Maker of a general assignment for the benefit of creditors, the filing by or against the Maker of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Maker.

         2. Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Maker. Prepayment of this Note may be made at any time without penalty.

         3. Loan Fee. The Maker shall the Holder a loan fee equal to 40,000 restricted shares of the Maker's common stock (the "Loan Fee").

         3. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Maker.

         4. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

         5. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below or as subsequently modified by written notice.

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         6. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Maker and the Holder. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon the Maker and each Holder and each assignee of this Note.

         7. Counterparts. This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

         8. Action to Collect on Note. If action is instituted to collect on this Note, the Maker promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action.

         9. Loss of Note. Upon receipt by the Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Maker (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Maker will make and deliver in lieu of such Note a new Note of the like tenor.

                                               MAKER:

                                               PAXTON ENERGY, INC.

                                               By: /s/ Robert Freiheit
                                                  Robert Freiheit, President

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